                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2000

                              --------------------

                            Predictive Systems, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       000-30422                                         13-3808483
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 417 Fifth Avenue, New York, NY         10016
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)   (Zip Code)


                                 (212) 659-3400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      N.A.
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


         On October 16, 2000, Synet Service Corporation, a Minnesota corporation which had been reincorporated as a Delaware corporation prior to the merger ("Synet") merged with and into Salmon Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Predictive Systems, Inc., a Delaware corporation ("Predictive"). The merger was completed pursuant to the terms of an Agreement and Plan of Reorganization, dated September 25, 2000, as amended, by and among Predictive, Merger Sub, Synet, Michael J. Wethington, as stockholders' agent, and certain stockholders of Synet. Synet is a network and systems management consulting firm that works with organizations to improve the availability and reliability of e-commerce applications and network infrastructure. The consideration for the acquisition consisted of an aggregate of 1,922,377 shares of Predictive common stock, par value $0.001 per share, plus nine million dollars ($9,000,000) cash including certain transaction expenses. Predictive also issued options to purchase 242,459 shares of Predictive common stock to employees of Synet.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         Predictive hereby files this Form 8K/A to file the financial statements and related pro forma consolidated financial statements required pursuant to
Item 7 of Form 8-K with respect to the acquisition of Synet.

         (a)      Financial Statements of Business Acquired.


          Audited Financial Statements:

              1. Report of Independent Auditors, dated April 5, 2000.

              2. Synet Consolidated Balance Sheets as of December 31, 1999 and
                 1998.

              3. Synet Consolidated Statements of Operations for the years ended
                 December 31, 1999 and 1998.

              4. Synet Consolidated Statements of Stockholders' Equity for the
                 years ended December 31, 1999 and 1998.

              5. Synet Consolidated Statements of Cash Flows for the years ended
                 December 31, 1999 and 1998.

              6. Synet Notes to Consolidated Financial Statements.

          Unaudited Financial Statements:

              1. Review Report of Independent Accountants, dated November
                 22, 2000.

              2. Synet Consolidated Balance Sheet as of September 30, 2000.

              3. Synet Consolidated Statements of Operations for the nine month periods ended September 30, 2000 and 1999.

              4. Synet Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2000 and 1999.

              5. Synet Notes to Consolidated Financial Statements.


         (b)      Pro Forma Financial Information:

              1. Unaudited Pro Forma Condensed Consolidated Statement of
                 Operations for the nine months ended September 30, 2000.

              2. Unaudited Pro Forma Condensed Consolidated Statement of
                 Operations for the year ended December 31, 1999.

              3. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                 September 30, 2000.

              4. Notes to Unaudited Pro Forma Condensed Consolidated Financial
                 Statements.


         (c)      Exhibits


         Exhibit Number    Description

         2.1 Agreement and Plan of Reorganization, dated September 25, 2000, by and among Predictive, Merger Sub, Synet, Michael J. Wethington, as stockholders' agent, and certain stockholders of Synet (incorporated by reference to Predictive's Form 8-K filed on October 31, 2000).

         2.2 Amendment No. 1 to Agreement and Plan of Reorganization, dated October 16, 2000, by and among Predictive, Merger Sub, Synet, Michael J. Wethington, as stockholders' agent, and certain stockholders of Synet (incorporated by reference to Predictive's Form 8-K filed on October 31, 2000).

         23.1              Independent Auditor's Consent.

         23.2              Independent Auditor's Acknowledgement.

         99.1 Press release, dated October 17, 2000, relating to the merger (incorporated by reference to Predictive's Form 8-K filed on October 31, 2000).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Predictive Systems, Inc.
                                             -----------------------------------
                                             (Registrant)


                                             By: /s/ Ronald G. Pettengill, Jr.
                                                 -------------------------------
                                             Name:   Ronald G. Pettengill, Jr.
                                             Title:  Chief Executive Officer


                                             Dated:  January 2, 2001

                                   Consolidated Financial Statements

                                Synet Service Corporation and Subsidiary

                                 Years ended December 31, 1999 and 1998

                    Synet Service Corporation and Subsidiary

                        Consolidated Financial Statements


                     Years ended December 31, 1999 and 1998





                                    Contents

Report of Independent Auditors ............................................    1

Audited Consolidated Financial Statements

Consolidated Balance Sheets ...............................................    2
Consolidated Statements of Operations .....................................    4
Consolidated Statements of Shareholder's Equity ...........................    5
Consolidated Statements of Cash Flows .....................................    6
Notes to Consolidated Financial Statements ................................    7

                         Report of Independent Auditors


Board of Directors and Shareholders
Synet Service Corporation and Subsidiary

We have audited the accompanying consolidated balance sheets of Synet Service Corporation and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Synet Service Corporation and Subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 5, 2000

                    Synet Service Corporation and Subsidiary

                           Consolidated Balance Sheets

                                                                December 31
                                                           1999             1998
                                                        --------------------------
Assets
Current assets:
 Cash and cash equivalents                              $    99,168    $    98,648
 Accounts receivable                                      1,012,863      1,257,609
 Work-in-process                                             46,080             --
 Prepaid expenses and other assets                          216,892        145,716
                                                        --------------------------
Total current assets                                      1,375,003      1,501,973

Furniture and equipment:
 Software                                                    91,962         90,725
 Furniture and fixtures                                     529,861        415,604
 Leasehold improvements                                       9,809          9,809
 Equipment under capital lease                               96,354         87,858
                                                        --------------------------
                                                            727,986        603,996
 Less accumulated depreciation                             (508,917)      (346,475)
                                                        --------------------------
                                                            219,069        257,521

Other assets:
 Goodwill, net of $16,560 in accumulated amortization       161,778             --
 Other                                                        7,193         12,751




                                                        --------------------------
Total assets                                            $ 1,763,043    $ 1,772,245
                                                        ==========================

                                                              December 31
                                                          1999           1998
                                                      --------------------------
Liabilities and shareholder's equity
Current liabilities:
  Line of credit                                      $    50,000    $        --
  Accounts payable                                        338,117         60,492
  Deferred revenue                                        150,000        522,481
  Accrued expenses                                        511,501        319,640
  Long-term debt, current portion                         124,000             --
  Capital lease obligations, current portion               19,700         53,476
                                                      --------------------------
Total current liabilities                               1,193,318        956,089

Long-term debt                                             14,000             --
Capital lease obligations                                      --         20,545

Shareholder's equity:
  Undesignated Stock, par value $.01:
   Authorized shares - 5,000,000
   Issued and outstanding shares - none                        --             --
  Class B Common Stock, par value $.01:
   Authorized shares - 1,000,000
   Issued and outstanding shares - none                        --             --
  Class A Common Stock, par value $.01 per share:
   Authorized shares - 4,000,000
   Issued and outstanding shares - 1,300,000               13,000         13,000
  Additional paid-in capital                               15,570         15,570
  Retained earnings                                       527,875        767,041
  Accumulated other comprehensive loss                       (720)            --
                                                      --------------------------
Total shareholder's equity                                555,725        795,611
                                                      --------------------------
Total liabilities and shareholder's equity            $ 1,763,043    $ 1,772,245
                                                      ==========================
See accompanying notes.

              Synet Service Corporation and Subsidiary

               Consolidated Statements of Operations


                                                       Year ended December 31
                                                         1999            1998
                                                     --------------------------
Net sales                                            $ 7,142,837    $ 6,578,773
Cost of sales                                          3,781,280      2,720,517
                                                     --------------------------
Gross profit                                           3,361,557      3,858,256

Operating expenses:
  Research and development                               363,330        204,533
  Selling and marketing                                1,544,307      1,332,440
  General and administrative                           1,584,327      1,608,377
                                                     --------------------------
Operating (loss) income                                 (130,407)       712,906

Other income (expense):
  Interest income                                          1,052         11,062
  Interest expense                                       (45,687)       (10,220)
                                                     --------------------------

(Loss) income before income tax                         (175,042)       713,748
Income tax expense                                        19,532             --
                                                     --------------------------
Net (loss) income                                    $  (194,574)   $   713,748
                                                     ==========================
Net (loss) income per share:
  Basic                                              $      (.15)   $       .55
                                                     ==========================
  Diluted                                            $      (.15)   $       .52
                                                     ==========================
Weighted average number of shares outstanding:
  Basic                                                1,300,000      1,300,000
                                                     ==========================
  Diluted                                              1,300,000      1,367,198
                                                     ==========================

                                                                               4
See accompanying notes.

                    Synet Service Corporation and Subsidiary


                 Consolidated Statements of Shareholders' Equity



                                                                 Class B                 Class A
                                     Undesignated Stock       Common Stock             Common Stock
                                     ----------------------------------------------------------------------
                                       Shares   Amount      Shares     Amount      Shares          Amount
                                     ----------------------------------------------------------------------
Balance at December 31, 1997             --      $ --         --        $ --       6,500,000     $   65,000
  5-for-1 reverse stock split            --        --         --          --      (5,200,000)       (52,000)
  Distributions to shareholder           --        --         --          --              --             --
  Net income                             --        --         --          --              --             --
                                     ----------------------------------------------------------------------
Balance at December 31, 1998             --        --         --          --       1,300,000         13,000
  Distributions to shareholder           --        --         --          --              --             --
  Net loss                               --        --         --          --              --             --
  Other comprehensive loss               --        --         --          --              --             --
  Comprehensive loss
                                     ----------------------------------------------------------------------
Balance at December 31, 1999             --      $ --         --        $ --       1,300,000     $   13,000
                                     ======================================================================
                                                                         Accumulated
                                  Additional                                Other
                                   Paid-In           Retained           Comprehensive
                                   Capital            Earnings               Loss              Total
                                 ----------------------------------------------------------------------
Balance at December 31, 1997     $  (36,430)         $  338,866          $       --          $  367,436
  5-for-1 reverse stock split        52,000                  --                  --                  --
  Distributions to shareholder           --            (285,573)                 --            (285,573)
  Net income                             --             713,748                  --             713,748
                                 ----------------------------------------------------------------------
Balance at December 31, 1998         15,570             767,041                  --             795,611
  Distributions to shareholder           --             (44,592)                 --             (44,592)
  Net loss                               --            (194,574)                 --            (194,574)
  Other comprehensive loss               --                  --                (720)               (720)
                                                                                             ----------
  Comprehensive loss                                                                           (195,294)
                                 ----------------------------------------------------------------------
Balance at December 31, 1999     $   15,570          $  527,875          $     (720)         $  555,725
                                 ======================================================================

See accompanying notes.

                    Synet Service Corporation and Subsidiary

                      Consolidated Statements of Cash Flows

                                                           Year ended December 31
                                                              1999         1998
                                                           ----------------------
Operating activities
Net (loss) income                                          $(194,574)   $ 713,748
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
   Depreciation and amortization                             183,074      126,639
   Gain on disposal of fixed assets                               --       (3,213)
   Changes in operating assets and liabilities:
     Accounts receivable                                     242,208     (617,506)
     Work-in-process                                         (48,060)          --
     Prepaid expenses and other assets                       (66,208)     (70,023)
     Accounts payable                                        281,111       29,596
     Deferred revenue                                       (372,481)      55,686
     Accrued expenses                                        196,501      (12,402)
                                                           ----------------------
Net cash provided by operating activities                    221,571      222,525

Investing activities
Purchases of software and equipment                         (129,105)     (35,566)
Goodwill                                                    (178,428)          --
Proceeds from sale of equipment                                   --        3,242
                                                           ----------------------
Net cash used in investing activities                       (307,533)     (32,324)

Financing activities
Payments of capital lease obligations                        (54,321)     (13,837)
Proceeds from line of credit                                  50,000           --
Proceeds from long-term debt                                 138,000           --
Distributions to shareholder                                 (44,592)    (285,573)
                                                           ----------------------
Net cash provided by (used in) financing activities           89,087     (299,410)

Effect on foreign currency exchange rate changes on cash
  and cash equivalents                                        (2,605)          --
                                                           ----------------------
Net increase (decrease) in cash and cash equivalents             520     (109,209)
Cash and cash equivalents at beginning of year                98,648      207,857
                                                           ----------------------
Cash and cash equivalents at end of year                   $  99,168    $  98,648
                                                           ======================
Supplemental schedule of non-cash investing and
 financing activities
Acquisitions of property and equipment through capital
  leases                                                   $      --    $  87,858
                                                           ======================

See accompanying notes.

                    Synet Service Corporation and Subsidiary

                   Notes to Consolidated Financial Statements

                               December 31, 1999


1. Description of Business

Synet Service Corporation (the "Company") and its wholly-owned subsidiary (the "Subsidiary") (collectively herein referred to as the "Companies"), are systems management consulting companies that provide a full range of services from full scope project management through specific application expertise.

2. Summary of Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Synet Service Corporation and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Investments classified as cash equivalents consist of money market funds, the cost of which approximates fair value.

Foreign Currency Translation Adjustment

The only component of accumulated other comprehensive income is the accumulated foreign currency translation adjustment. This adjustment represents the translation into United States dollars of the Company's investment in the net assets of its foreign subsidiary in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 52.

Furniture and Equipment

Furniture and equipment are recorded at cost and are depreciated using the straight-line method based on estimated useful lives of three to ten years. Leasehold improvements and equipment under capital leases are depreciated over the related lease term or estimated useful life, whichever is shorter.

                    Synet Service Corporation and Subsidiary

2. Summary of Accounting Policies (continued)

Revenue Recognition

The Companies recognize revenue for services in the period the service is provided. Deposits received on services yet to be performed are recorded as deferred revenue and are recognized in the period the services are performed.

Income Taxes

The Company elected S corporation status in the United States, whereby net income of the Company is allocated to the shareholders to be reported on their individual income tax returns. Accordingly, no provision for U.S. federal or state income taxes has been made in the financial statements.

Income tax expense reported consists of foreign taxes assessed in other countries.

Research and Development Costs

All research and development costs are charged to operations as incurred.

Earnings Per Share

Net income per share is calculated under FASB Statement 128. Basic income per share is based on the weighted average shares outstanding while diluted income per share includes any dilutive effects of options, warrants and convertible securities. Diluted loss per share for the Company for 1999 is the same as basic loss per share because the effect of options and warrants is anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              Synet Service Corporation and Subsidiary

2. Summary of Accounting Policies (continued)

Stock-Based Compensation

The Companies apply Accounting Principles Board Opinion No. 25 ("APB") and related interpretations in accounting for its stock option plan. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Impairment of Long-Lived Assets

The Companies will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

3. Acquisitions

During 1999, the Company acquired certain assets of another company for $56,000 plus contingent payments based on future revenues generated by certain acquired employees through 2001. Contingent payments due in 1999 were $78,710 which were added to goodwill. As a result of the acquisition, total goodwill of $95,190 was recorded as of December 31, 1999. Goodwill is being amortized on the straight-line method over five years.

4. Line of Credit

The Company has a line of credit facility with a bank whereby it can borrow up to $600,000. The line of credit expires in July 2000. This credit facility bears interest at the rate of prime plus 1% per annum (9.5% at December 31, 1999). The line of credit is guaranteed by the Company's President. All borrowings under this line of credit are secured by the Company's accounts receivable, fixed assets, inventory and general intangibles.

The line of credit contains certain financial and non-financial covenants that the Company was not in compliance with as of December 31, 1999. The Company has received a waiver letter for all covenant violations.

                    Synet Service Corporation and Subsidiary

4. Line of Credit (continued)

Interest paid associated with this facility for the years ended December 31, 1999 and 1998 was $28,407 and $8,346.

5. Long-Term Debt

Long-term debt consisted of the following at December 31, 1999 and 1998:

                                                               1999       1998
                                                             -------------------
Unsecured note payable due in total on October 2000
 Interest accrues at prime plus 1% (8.5% at
 December 31, 2000)                                          $100,000   $   --

Unsecured note payable due in monthly principal
 payments of $2,000 through August 2001. Interest is
 payable monthly at 8%                                         38,000       --
                                                             -------------------
                                                              138,000       --
Less current maturities                                       124,000       --
                                                             -------------------
Long-term portion                                            $ 14,000   $   --
                                                             ===================

6. Capital Leases

The Company leases computer equipment under a long-term lease agreement which is classified as a capital lease.

Leased assets included in the accompanying balance sheet as of December 31, 1999 and 1998 consist of:

                                                                 1999       1998
                                                             -------------------
Computer equipment                                           $ 96,354   $ 87,858
Less accumulated amortization                                 (77,940)   (14,643)
                                                             -------------------
Net equipment under capital lease                            $ 18,414   $ 73,215
                                                             ===================

                    Synet Service Corporation and Subsidiary

6. Capital Leases (continued)

Future minimum lease payments under the capital lease consist of the following:

Year ending December 31 2000:                                          $ 20,068
                                                                       --------
Total minimum payments                                                   20,068
Less amount representing interest                                          (368)
                                                                       --------
Present value of net minimum payments                                    19,700
Less current portion                                                    (19,700)
                                                                       --------
Long-term portion of capital lease obligations                         $   --
                                                                       ========

7. Operating Lease

The Company leases its office facility and certain equipment under noncancelable operating lease agreements which expire on various dates through 2002. Under the facility agreement, the Company is required to pay base rent plus a percentage of the landlord's operating expenses.

Total rent expense, inclusive of the Company's portion of the landlord's operating expenses, under noncancelable operating leases was $350,539 and $268,703 for the years ended December 31, 1999 and 1998.

Future minimum lease commitments, exclusive of costs associated with the landlord's operating costs, required under noncancelable operating leases with remaining terms in excess of one year as of December 31, 1999 are as follows:

2000                                                                   $171,468
2001                                                                    171,360
2002                                                                    105,735
                                                                       --------
                                                                       $448,563
                                                                       ========

                    Synet Service Corporation and Subsidiary

8. Stock Options

The Company has established a stock option plan for the purpose of providing incentives to employees and consultants of the Company. The options generated under the plan are nonstatutory stock options ("NSO"). The Company has reserved 1,000,000 shares for distribution under the plan as of December 31, 1999. Options granted under the plan are at prices not less than fair market value on the date of the grant. The following table summarizes activity under the plan.

                                      Shares         Plan           Weighted
                                     Available      Options     Average Exercise
                                     for Grant    Outstanding    Price Per Share
                                     ---------    -----------    ---------------

Balance at December 31, 1997           852,400      147,600         $   3.43
 Granted                              (271,119)     271,119             5.00
 Exercised                                --           --                 --
 Expired                                  --           --                 --
                                      --------      -------
Balance at December 31, 1998           581,281      418,719             4.45
 Granted                               (30,700)      30,700             6.30
 Exercised                                --           --                 --
 Expired                                  --           --                 --
                                      --------      -------
Balance at December 31, 1999           550,581      449,419         $   4.58
                                      ========      =======

The weighted average fair value of options granted in 1999 and 1998 was $1.86 and $1.37, respectively, at December 31. The exercise prices for the options outstanding as of December 31, 1999 ranged from $3.35 to $6.50 per share, and from $3.35 to $5.00 per share as of December 31, 1998. As of December 31, 1999, options to purchase 95,000 shares of common stock were exercisable at $3.35 - $6.00 per share. As of December 31, 1998, options to purchase 77,000 shares of common stock were exercisable at $3.35 per share.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock- Based Compensation ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                    Synet Service Corporation and Subsidiary

8. Stock Options (continued)

Pro forma information regarding net loss and loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the minimum value option pricing model with the following weighted average assumptions for 1999: risk-free interest rates at 5%; dividend yield of 0% and a weighted average expected life of the option of seven years. The following assumptions were used for 1998: risk-free interest rates at 4.56%; dividend yield of 0%; and a weighted average expected life of the option of seven years.

For purposes of pro forma disclosures, the estimated fair value of the option is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                           1999          1998
                                                       -------------------------
Net (loss) income as reported                          $  (194,574)  $   713,748
Pro forma net (loss) income                               (326,462)      662,561

Pro forma basic net (loss) income per common share     $      (.25)  $       .51
Pro forma diluted net (loss) income per common share   $      (.25)  $       .48

9. Significant Customers

Approximately 74% of the Company's revenues for 1998 were derived from sales to seven customers.

                    Synet Service Corporation and Subsidiary

10. Earnings per Share

The following table sets forth the computation of basic and diluted earnings per share:

                                                           1999          1998
                                                        ------------------------
Numerator:
 Net (loss) income                                      $ (194,574)   $  713,748

Denominator:
 Denominator for basic earnings per share -
   weighted average shares                               1,300,000     1,300,000
 Effect of dilutive securities:
   Stock options                                              --          67,198
                                                        ------------------------
Denominator for diluted earnings per share - adjusted
 weighted average shares and assumed conversions         1,300,000     1,367,198
                                                        ========================
Basic earnings per share                                $     (.15)   $      .55
Diluted earnings per share                              $     (.15)   $      .52

11. Commitments and Contingencies

In December 1998, the Company granted a stock option to a member of its executive management for 253,744 shares of Class B Common Stock at $5 per share. The option is exercisable only in the event of either an extraordinary company transaction or initial public offering and the continued employment of the individual with the Company. An extraordinary company transaction has been defined as: (i) a reorganization, merger or consolidation in which the plan of reorganization, merger or consolidation does not provide for substitution of the option, (ii) a sale or disposition of substantially all of the assets or stock of the Company or (iii) the tenth anniversary date of this agreement.

In September 1999, the Company entered into an agreement with a third party under which the Company is required to refer $500,000 of sales from customers to the other company. This sales commitment is fixed and noncancelable, and is due by September 30, 2000. If the figure is not reached, the Company must pay the difference.

                               Consolidated Financial Statements

                               Synet Service Corporation and Subsidiary

                               As of and for the Nine-Month Period
                               ended September 30, 2000 and 1999

                    Synet Service Corporation and Subsidiary

                        Consolidated Financial Statements


      As of and for the Nine-Month Period ended September 30, 2000 and 1999




                                    Contents

Independent Accountants' Review Report .....................................   1

Consolidated Financial Statements

Consolidated Balance Sheet .................................................   2
Consolidated Statements of Operations ......................................   4
Consolidated Statements of Cash Flows ......................................   5
Notes to Consolidated Financial Statements .................................   6

                     Independent Accountants' Review Report


Board of Directors and Shareholders
Synet Service Corporation and Subsidiary

We have reviewed the accompanying consolidated balance sheet of Synet Service Corporation and Subsidiary as of September 30, 2000, and the related consolidated statements of operations and cash flows for the nine-month periods ended September 30, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 22, 2000

                    Synet Service Corporation and Subsidiary

                           Consolidated Balance Sheet

                               September 30, 2000
                                   (Unaudited)


Assets
Current assets:
  Cash and cash equivalents                                              $   80,930
  Accounts receivable, less allowance for doubtful accounts of $58,800    1,628,289
  Work-in-process                                                           446,642
  Prepaid expenses                                                          204,424
                                                                         ----------
Total current assets                                                      2,360,285

Furniture and equipment                                                     330,823
Less accumulated depreciation                                               188,370
                                                                         ----------
                                                                            142,453
Goodwill, net of accumulated amortization of $68,850                        183,987
Other assets                                                                 47,161



                                                                         ----------
Total assets                                                             $2,733,886
                                                                         ==========



See Independent Accountants' Review Report and accompanying notes.

Liabilities and shareholder's deficit
Current liabilities:
 Accounts payable                                                   $   550,638
 Accrued expenses                                                       786,770
 Notes payable - bank                                                   810,000
 Notes payable - other                                                  222,000
 Deferred revenue                                                       305,121
                                                                    -----------
Total current liabilities                                             2,674,529

Deferred compensation                                                   140,250

Shareholder's deficit:
 Undesignated Stock, par value $.01:
   Authorized shares - 5,000,000
   Issued and outstanding shares - none                                      --
 Class B Common Stock, par value $.01:
   Authorized shares - 1,000,000
   Issued and outstanding shares - 389,994                                3,900
 Class A Common Stock, par value $.01 per share:
   Authorized shares - 4,000,000
   Issued and outstanding shares - 1,300,000                             13,000
 Additional paid-in capital                                           4,082,233
 Accumulated deficit                                                 (3,684,731)
 Accumulated other comprehensive loss                                    (7,802)
 Receivables from stock option exercises                               (487,493)
                                                                    -----------
Total shareholder's deficit                                             (80,893)
                                                                    -----------
Total liabilities and shareholder's deficit                         $ 2,733,886
                                                                    ===========

                    Synet Service Corporation and Subsidiary

                      Consolidated Statements of Operations


                                                    Nine-Month Period ended
                                                          September 30
                                                     2000              1999
                                                 ------------------------------
                                                          (Unaudited)

Net sales                                        $ 7,722,593        $ 5,233,338
Cost of sales                                      3,402,377          2,802,532
                                                 ------------------------------
Gross profit                                       4,320,216          2,430,806

Operating expenses:
  Research and development                            93,595            286,845
  Selling and marketing                            2,359,153          1,160,079
  General and administrative                       2,379,881          1,053,733
  Stock compensation                               3,583,070                 --
                                                 ------------------------------
Operating loss                                    (4,095,483)           (69,851)

Other income (expense):
  Interest income                                     22,124              1,047
  Interest expense                                   (69,649)           (17,553)
  Loss on sale of fixed assets                       (16,092)                --
                                                 ------------------------------
Net loss                                         $(4,159,100)       $   (86,357)
                                                 ==============================

                                                                               4
See Independent Accountants' Review Report and accompanying notes.

              Synet Service Corporation and Subsidiary

               Consolidated Statements of Cash Flows


                                                          Nine-Month Period ended
                                                                September 30
                                                            2000           1999
                                                        --------------------------
                                                                (Unaudited)
Operating activities
Net loss                                                $(4,159,100)   $   (86,357)
Adjustments to reconcile net loss to net cash used in
  operating activities:
   Allowance for bad debts                                   58,800             --
   Depreciation and amortization                            169,180         97,166
   Loss on write-down of fixed assets                        16,092             --
   Stock compensation                                     3,583,070             --
   Changes in operating assets and liabilities:
     Accounts receivable                                   (674,226)      (203,767)
     Work-in-process                                       (400,562)      (196,337)
     Prepaid expenses and other assets                      (27,500)      (201,572)
     Accounts payable                                       212,521         39,681
     Deferred revenue                                       155,121       (226,287)
     Accrued expenses                                       415,519        449,938
                                                        --------------------------
Net cash used in operating activities                      (651,085)      (327,535)

Investing activities
Purchases of software and equipment                         (63,365)       (49,064)
Business acquisitions                                       (74,409)      (109,511)
                                                        --------------------------
Net cash used in investing activities                      (137,774)      (158,575)

Financing activities
Payments of capital lease obligations                       (19,700)       (45,253)
Proceeds from line of credit                                760,000        480,000
Proceeds from notes payable                                  84,000         44,000
Distributions to shareholder                                (53,506)       (41,737)
                                                        --------------------------
Net cash provided by financing activities                   770,794        437,010

Effect on foreign currency exchange rates on cash and
  cash equivalents                                             (173)            --
                                                        --------------------------
Net decrease in cash and cash equivalents                   (18,238)       (49,100)
Cash and cash equivalents at beginning of period             99,168         98,648
                                                        --------------------------
Cash and cash equivalents at end of period              $    80,930    $    49,548
                                                        ==========================

See Independent Accountants' Review Report and accompanying notes.

                    Synet Services Corporation and Subsidiary

                   Notes to Consolidated Financial Statements

                               September 30, 2000


1. Basis of Presentation

The consolidated financial statements as of September 30, 2000 and for the nine-month periods ended September 30, 2000 and 1999, are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the September 30, 2000 and 1999 consolidated financial information includes all adjustments, consisting of normal recurring adjustments, considered necessary to fairly present the consolidated financial information set forth herein. These interim consolidated financial statements should be read in conjunction with the Company's December 31, 1999 audited consolidated financial statements. The results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results to be expected for the full year.

2. Acquisition of Company


The Company was acquired by Predictive Systems, Inc. in a transaction which closed on October 16, 2000. Pursuant to the acquisition, Predictive Systems, Inc. issued approximately 1,922,377 shares of Predictive common stock, par value $0.001 per share, plus $9 million in cash, which includes certain transaction expenses. Predictive Systems, Inc. also issued options to purchase 242,459 shares of Predictive common stock to employees of Synet.


3. Stock Compensation

In 2000, the Company repriced certain employee options downward from their original exercise prices to $1.25 per share, which options were then exercised through notes receivable from the employer. The Company has recognized a stock compensation charge totaling $3,583,000 which represents the difference between the exercise price of $1.25 and the deemed fair value of $10.44 per share.

                            PREDICTIVE SYSTEMS, INC.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements for the nine months ended September 30, 2000 and the year ended December 31, 1999 have been derived from the application of pro forma adjustments to the historical financial statements for Predictive Systems, Inc. ("Predictive") and Synet Service Corporation ("Synet"). The unaudited pro forma condensed consolidated statement of operations information for the nine months ended September 30, 2000 and for the year ended December 31, 1999, gives effect to the acquisition as if it had occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Synet as if it occurred on September 30, 2000.


         The unaudited pro forma condensed consolidated financials statements do not necessarily reflect what our actual financial results would have been had the acquisition been completed on these dates, nor does it purport to be indicative of future financial results.


         The acquisition has been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the fair value of the net assets acquired was approximately $32.1 million.


                                             PREDICTIVE SYSTEMS, INC. AND SUBSIDIARIES
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                     Historical                               Pro Forma
                                                           ------------------------------        -----------------------------------
                                                            Predictive          Synet             Adjustments            Combined
                                                           ------------      ------------        -------------         -------------
Revenues:
       Professional services                               $ 64,722,534      $  7,722,593         $       --           $ 72,445,127
       Hardware and software sales                            2,364,435              --                   --              2,364,435
                                                           ------------      ------------         ------------         ------------

            Total revenues                                   67,086,969         7,722,593                 --             74,809,562
                                                           ------------      ------------         ------------         ------------

Cost of revenues:
       Professional services                                 33,011,745         3,402,377                 --             36,414,122
       Hardware and software purchases                        1,777,293              --                   --              1,777,293
                                                           ------------      ------------         ------------         ------------

            Total cost of revenues                           34,789,038         3,402,377                 --             38,191,415
                                                           ------------      ------------         ------------         ------------

            Gross profit                                     32,297,931         4,320,216                 --             36,618,147

Sales and marketing                                           8,945,321         2,359,153                 --             11,304,474
General and administrative                                   18,819,571         2,303,486                 --             21,123,057
Depreciation and amortization                                 1,805,605           162,914            4,817,326 (1)        6,785,845
Noncash compensation expense                                     57,117         3,583,070              112,323 (2)        3,752,510
                                                           ------------      ------------         ------------         ------------

            Operating profit (loss)                           2,670,317        (4,088,407)          (4,929,649)          (6,347,739)

Other income (expense):
       Interest income                                        5,306,745            22,124                 --              5,328,869
       Other expense                                            (15,783)          (16,092)                --                (31,875)
       Interest expense                                         (43,989)          (69,649)                --               (113,638)
                                                           ------------      ------------         ------------         ------------

Income (loss) before income tax provision                     7,917,290        (4,152,024)          (4,929,649)          (1,164,383)

Income tax provision                                          3,443,024             7,076                 --              3,450,100
                                                           ------------      ------------         ------------         ------------

Net income (loss)                                          $  4,474,266      $ (4,159,100)        $ (4,929,649)        $ (4,614,483)
                                                           ============      ============         ============         ============

Net income (loss) per share: Basic                         $       0.18                                                $      (0.17)
                                                           ============                                                ============

Net income (loss) per share: Diluted                       $       0.13                                                $      (0.17)
                                                           ============                                                ============

Weighted average shares outstanding: Basic                   25,195,475                              1,400,612 (3)       26,596,087
                                                           ============                           ============         ============

Weighted average shares outstanding: Diluted                 33,844,093                                                  26,596,087
                                                           ============                                                ============



 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of this statement.


                                             PREDICTIVE SYSTEMS, INC. AND SUBSIDIARIES
                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                           Historical                          Pro Forma
                                                                 ------------------------------      ------------------------------
                                                                  Predictive          Synet          Adjustments         Combined
                                                                 ------------      ------------      ------------      ------------
Revenues:
        Professional services                                    $ 50,698,035      $  7,142,837      $       --        $ 57,840,872
        Hardware and software sales                                 2,046,810              --                --           2,046,810
                                                                 ------------      ------------      ------------      ------------

            Total revenues                                         52,744,845         7,142,837              --          59,887,682
                                                                 ------------      ------------      ------------      ------------

Cost of revenues:
        Professional services                                      25,698,926         3,781,280              --          29,480,206
        Hardware and software purchases                             1,765,746              --                --           1,765,746
                                                                 ------------      ------------      ------------      ------------

            Total cost of revenues                                 27,464,672         3,781,280              --          31,245,952
                                                                 ------------      ------------      ------------      ------------

            Gross profit                                           25,280,173         3,361,557              --          28,641,730

Sales and marketing                                                 8,477,692         1,544,307              --          10,021,999
General and administrative                                         16,809,504         1,764,538              --          18,574,042
Depreciation and amortization                                       1,082,890           183,119         6,423,101         7,689,110
Noncash compensation expense                                           47,953              --             158,127           206,080
                                                                 ------------      ------------      ------------      ------------

            Operating loss                                         (1,137,866)         (130,407)       (6,581,228)       (7,849,501)

Other income (expense):
        Interest income                                               943,898             1,052              --             944,950
        Other income                                                   76,309              --                --              76,309
        Interest expense                                             (157,210)          (45,687)             --            (202,897)
                                                                 ------------      ------------      ------------      ------------

Loss before income tax provision                                     (274,869)         (175,042)       (6,581,228)       (7,031,139)

Income tax provision                                                  682,497            19,532              --             702,029
                                                                 ------------      ------------      ------------      ------------

Net loss                                                         $   (957,366)     $   (194,574)     $ (6,581,228)     $ (7,733,168)
                                                                 ============      ============      ============      ============

Net loss per share: Basic and Diluted                            $      (0.08)                                         $      (0.57)
                                                                 ============                                          ============

Weighted average shares outstanding: Basic and Diluted             12,137,560                           1,400,612        13,538,172
                                                                 ============                        ============      ============



 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of this statement.


                                             PREDICTIVE SYSTEMS, INC. AND SUBSIDIARIES
                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                     AS OF SEPTEMBER 30, 2000

                                                                           Historical                          Pro Forma
                                                                 ------------------------------      ------------------------------
                                                                  Predictive          Synet          Adjustments         Combined
                                                                 ------------      ------------      ------------      ------------
                                     ASSETS

Current assets

       Cash and cash equivalents                                 $124,864,249      $     80,930      $ (8,381,079)(4)  $116,564,100
       Investment in marketable securities, at market value         8,947,921              --                --           8,947,921
       Accounts receivable, net                                    22,005,219         1,628,289              --          23,633,508
       Unbilled work in process                                     2,639,415           446,642              --           3,086,057
       Notes receivable - employees                                   202,085              --                --             202,085
       Deferred tax asset                                           6,496,341              --                --           6,496,341
       Prepaid expenses and other current assets                    1,375,370           204,424              --           1,579,794
                                                                 ------------      ------------      ------------      ------------

            Total current assets                                  166,530,600         2,360,285        (8,381,079)      160,509,806

Property and equipment, net                                         7,107,208           142,453              --           7,249,661
Intangibles, net                                                    3,297,136           183,987          (183,987)(6)    35,412,642
                                                                                                       32,115,506 (5)          --

Other assets                                                          278,930            47,161              --             326,091
                                                                 ------------      ------------      ------------      ------------

                     Total assets                                $177,213,874      $  2,733,886      $ 23,550,440      $203,498,200
                                                                 ============      ============      ============      ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

       Accounts payable                                          $  2,287,749      $    550,638      $       --        $  2,838,387
       Accrued expenses                                             7,089,220           786,770         1,700,000 (7)     9,575,990
       Current portion of capital lease obligations                   172,385              --                --             172,385
       Notes payable                                                     --           1,032,000              --           1,032,000
       Income taxes payable                                           127,091              --                --             127,091
       Deferred income tax liability                                  394,820              --                --             394,820
       Deferred income                                                513,705           305,121              --             818,826
                                                                 ------------      ------------      ------------      ------------

            Total current liabilities                              10,584,970         2,674,529         1,700,000        14,959,499
                                                                 ------------      ------------      ------------      ------------

Noncurrent liabilities

       Capital lease obligations                                      162,700                --              --             162,700
       Deferred rent                                                  506,726                --              --             506,726
       Other long-term liabilities                                       --             140,250              --             140,250
                                                                 ------------      ------------      ------------      ------------

            Total noncurrent liabilities                              669,426           140,250              --             809,676
                                                                 ------------      ------------      ------------      ------------

            Total liabilities                                      11,254,396         2,814,779         1,700,000        15,769,175
                                                                 ------------      ------------      ------------      ------------

Commitments and Contingencies

Stockholders' equity

       Common stock                                                    27,159            16,900           (14,978)(8)        29,081
       Additional paid-in capital                                 161,566,443         4,082,233        18,647,193 (8)   184,295,869
       Deferred compensation                                         (199,555)             --            (474,308)(8)      (673,863)
       Retained earnings                                            4,843,891        (3,684,731)        3,684,731 (8)     4,843,891
       Accumulated other comprehensive loss                          (278,460)           (7,802)            7,802 (8)      (278,460)
       Receivables from stock option exercises                           --            (487,493)             --            (487,493)
                                                                 ------------      ------------      ------------      ------------

            Total stockholders' equity                            165,959,478           (80,893)       21,850,440       187,729,025
                                                                 ------------      ------------      ------------      ------------

                     Total liabilities and stockholders' equity  $177,213,874      $  2,733,886      $ 23,550,440      $203,498,200
                                                                 ============      ============      ============      ============



 The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of this balance sheet.

                            PREDICTIVE SYSTEMS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the acquisition of Synet as if this acquisition occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet was prepared to reflect the acquisition as of September 30, 2000. Synet's historical financial statements were derived from its books and records and reflect:

         o The statement of operations of Synet for the nine month period ended September 30, 2000;

         o The statement of operations of Synet for the twelve month period ended December 31, 1999; and

         o  The balance sheet of Synet as of September 30, 2000.

The acquisition has been accounted for under the purchase method of accounting.

         The following is a summary of the adjustments reflected in the unaudited pro forma condensed consolidated statements of operations:

         1. Represents the amortization of the excess of the purchase price over the net tangible assets acquired.

         2. Represents the noncash compensation expense related to the issuance of Predictive options to Synet option holders in exchange for the unvested portion of their Synet options.


         3. Represents the increase in the number of outstanding shares of common stock to reflect the 1,922,377 shares issued to the stockholders of Synet to fund the purchase price less 521,765 shares which are being accounted for as stock options as they were issued in exchange for a note which remains unpaid. The 242,459 Predictive options issued to Synet option holders in exchange for their Synet options was not included in the weighted average calculation as their effect would be antidilutive.


         The following is a summary of the adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:

         4. Represents the cash paid to stockholders in the purchase price.

         5. Represents the preliminary estimates of the excess purchase price over the net tangible assets acquired as follows -



Purchase price (including $1,700,000 of transaction expenses)       $32,338,119
Net tangible assets acquired                                            222,613
Excess of purchase price over net tangible assets acquired          $32,115,506


         6. Represents the elimination of Synet intangibles.

         Predictive believes that all significant assets and liabilities have been identified and, accordingly, that the final determination of the allocation of the Synet purchase price should not vary materially from the preliminary estimate. Predictive anticipates finalizing the purchase price allocation upon completing the preparation and review of the October 16, 2000 (acquisition date) financial statements of Synet.

         The identifiable assets are being amortized over their estimated useful lives. Intangible assets resulting from the excess of the purchase price over the fair value of the net assets acquired, including workforce, customer lists and goodwill, are being amortized over a period of 5 years.

         Subsequent to the acquisition, Predictive will review the carrying values assigned to the intangibles assets to determine whether later events or circumstances have occurred that indicate that the balance of the intangible assets may be impaired. Predictive's principal considerations in determining the impairment of the intangible assets will include the strategic benefit to Predictive of the particular business as measured by expected undiscounted future cash flows. Predictive is not aware of any events or circumstances which would impair the intangible assets.

    7. Represents the amount of estimated cost for legal and accounting services and other expenses associated with the acquisition.

    8. Reflects the adjustments to stockholders' equity as follows:

Common stock:

Elimination of Synet common stock                                  $    (16,900)
Par value of 1.9 million shares of Predictive common stock
     issued at $0.001 par value per share in connection with the
     acquisition of Synet                                                 1,922
                                                                   ------------
         Subtotal                                                       (14,978)

Additional paid-in capital:

Elimination of Synet additional paid-in capital                      (4,082,233)
Additional paid-in capital from issuance of 1.9 million shares of Predictive common stock in connection with the
     acquisition of Synet                                            21,144,225

Additional paid-in capital from unissued Predictive common stock in connection with stock options issued in exchange for a
     note which remains unpaid                                         (652,206)

Fair market value of 242,459 Predictive stock options issued
     to acquired employees                                            2,237,407
                                                                   ------------

         Subtotal                                                    18,647,193


Deferred compensation:

Deferred compensation of unvested portion of Predictive
     stock options granted to acquired employees                       (474,308)

Retained earning (deficit):

Elimination of Synet retained deficit                                 3,684,731

Accumulated other comprehensive income:

Elimination of Synet accumulated other comprehensive income               7,802
                                                                   ------------


         Total                                                     $ 21,850,440
                                                                   ============